Exhibit 5.0

      [LETTERHEAD OF BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.]

                                                                  (336) 271-3112


                                 March 11, 2003



Board of Directors
First Commerce Corporation
301 South McDowell Street
Charlotte, NC 28204

Re: First Commerce Corporation Omnibus Stock and Incentive Plan - Registration Statement on Form S-8 with Respect to the Offering of up to 47,914 Shares of Common Stock

Gentlemen:

     We have acted as counsel to First Commerce Corporation (the "Company") in connection with the Company's registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of its offering of up to 47,914 shares of common stock, no par value (the "Shares"), under the First Commerce Corporation Omnibus Stock and Incentive Plan (the "Omnibus Plan") in connection with the exercise of stock options and stock purchase rights granted under the Omnibus Plan. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering our opinion.

     For purposes of rendering our opinion, we have assumed that (i) the Shares issuable pursuant to the exercise of stock options granted under the terms of the Omnibus Plan and the Shares issuable pursuant to the exercise of stock purchase rights under the Omnibus Plan will continue to be duly and validly authorized on the dates the Shares are issued pursuant to the Omnibus Plan; (ii) on the dates the stock options are exercised and Shares are issued the stock options and stock purchase rights granted under the terms of the Omnibus Plan will constitute valid, legal and binding obligations of the Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable against the Company in accordance with their terms; (iii) no change occurs after the date hereof in applicable law or the pertinent facts; and (iv) the provisions of applicable "blue sky" and other state securities laws have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, it is our opinion as of the date hereof that the Shares which are to be issued pursuant to the Omnibus Plan have been duly and validly authorized and, upon the sale of the Shares in accordance with the Omnibus Plan, and upon receipt of any consideration required therefor, will be validly issued, fully paid and nonassessable.